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                                                                      Exhibit 5



                                 December 10, 1997


Casull Arms Corporation
456 Fairview Road
Afton, Wyoming 83110


     Re:  REGISTRATION STATEMENT ON FORM SB-2 (No. 333-16911)


Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the above-captioned Registration Statement, as amended, filed by Casull Arms Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the offering of 750,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") 750,000 Redeemable Common Stock Purchase Warrants (the "Warrants"); 750,000 shares of Common Stock underlying the Warrants; 75,000 warrants to be sold to National Securities Corporation (the "Representative's Warrants"); 75,000 shares of Common Stock issuable upon exercise of Representative's Warrants; 75,000 warrants issuable upon exercise of Representative's Warrants; and 75,000 shares of Common Stock issuable upon exercise of warrants issuable upon exercise of Representative's Warrants.

     We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon such examination, it is our opinion that when the Underwriting Agreement, a form of which will be filed as an exhibit to the Registration Statement, is duly and validly executed and delivered, the Common Stock and Warrants, when issued, delivered and paid for in the manner described in such Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or under the Rules.

                    Very truly yours,

                    /s/  CAMHY KARLINSKY & STEIN LLP
                    --------------------------------
                         Camhy Karlinsky & Stein LLP